UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2011

Marshall Edwards, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this report is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2011, the Board of Directors (the “Board”) of Marshall Edwards, Inc. (the “Company”) elected Charles V. Baltic III to fill a vacancy on the Board resulting from the Board’s approval on the same date of an increase in the size of the Board from five to six directors. Mr. Baltic was elected for a term expiring at the Company’s 2013 Annual Meeting of Stockholders. The Board has not yet determined to which committees, if any, Mr. Baltic will be named. No arrangement or understanding exists between Mr. Baltic and the Company or any other person or persons pursuant to which Mr. Baltic was selected as a director.

Mr. Baltic will receive compensation for service on the Board in accordance with the Company’s standard non-executive director compensation practices, including a grant of options to purchase 25,619 shares of the Company’s common stock that was made to Mr. Baltic and each other non-executive member of the Board on October 20, 2011. One-third of such options will vest on the first anniversary of the grant date, with the remaining two-thirds vesting in equal monthly installments over the following twenty four months. Additionally, Mr. Baltic will enter into the Company’s standard form of indemnification agreement, which requires the Company to indemnify directors against certain liabilities that may arise as result of serving as a director. The description of this form of indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 29, 2011 and is incorporated herein by reference.

Mr. Baltic is currently the Managing Director and Co-Head of Healthcare at Needham & Company. Prior to joining Needham & Company, Mr. Baltic was a Managing Director and head of the biotechnology practice at CRT Capital Group from 2006 to 2008. From 2001 to 2006, he served as a Managing Director in Healthcare Investment Banking at Wachovia Securities. Mr. Baltic earned his B.A and J.D. degrees from Georgetown University and an M.B.A. degree in finance from the Wharton School of the University of Pennsylvania. Mr. Baltic is also a founding Trustee and past Chair of the Development Committee and current Chair of the Programs Committee of the non-profit Hope Funds for Cancer Research. Mr. Baltic is a former Director of MedVantage Inc., which was acquired by Blues Plans Inc., a consortium of the Blues Plans of Massachusetts, North Carolina, Florida, Arkansas and Illinois.

Mr. Baltic does not have any relationships with the Company or its subsidiary requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
President and Chief Executive Officer

Dated: October 26, 2011